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                                                                  Exhibit 10.22



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                                 EL SITIO, INC.




                            SHARE PURCHASE AGREEMENT







                                November 9, 1999











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                  SHARE PURCHASE AGREEMENT, dated as of this 9th day of
November, 1999 (this "AGREEMENT"), among EL SITIO, INC., an international business company organized and existing under the laws of the British Virgin Islands (the "COMPANY"), and each of the persons or entities set forth on EXHIBIT A (each, a "PURCHASER").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, the Preferred Shares (as such term is defined below) as set forth below; and

                  WHEREAS, certain terms used in this Agreement are defined in
Section 9.1 hereof;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

          1.      SALE AND PURCHASE OF SECURITIES.

                  1.1 SALE AND PURCHASE OF PREFERRED SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1 hereof), the Company shall issue, sell and deliver to each of the Purchasers, and each of the Purchasers shall purchase from the Company for the Purchase Price (as defined in Section 2.1 hereof) that number of Class B Convertible Preferred Shares of the Company (the "PREFERRED SHARES"), set forth opposite such Purchaser's name on EXHIBIT A.

          2.      PURCHASE PRICE.

                  2.1 AMOUNT OF PURCHASE PRICE. The purchase price of the Preferred Shares to be purchased pursuant to Section 1.1 by each Purchaser shall be as set forth opposite such Purchaser's name on EXHIBIT A (the "PURCHASE PRICE"). The Purchase Price shall be payable as provided in Section 2.2 hereof.

                  2.2 PAYMENT OF THE PURCHASE PRICE. At the Closing (as defined in Section 3.1 hereof), each Purchaser shall pay its Purchase Price in United States dollars by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company and such Purchaser, to such account of the Company as shall have been designated in advance to the Purchasers by the Company.

          3.      CLOSING.

                  3.1 CLOSING DATE. The closing of the sale and purchase of the Preferred Shares (the "Closing") shall take place on November 11, 1999, or at such other time, date or place as the parties hereto may mutually agree; provided that all conditions to the Closing set forth in this Agreement have been satisfied or waived by such date. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8 hereof.


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          4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to the Purchasers that:

                  4.1   ORGANIZATION AND GOOD STANDING; CAPITALIZATION.

                  (a) The Company is duly organized and validly existing under the laws of the British Virgin Islands and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted, except where the lack thereof would not have a Material Adverse Effect (as defined in Section 9.1). The Company is duly qualified or authorized to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization except where the lack thereof would not have a Material Adverse Effect.

                  (b) The authorized and issued share capital of the Company immediately prior to and immediately after the Closing and the legal and beneficial ownership thereof is as set forth on SCHEDULE 4.1(B). All the outstanding shares of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. Except as disclosed on SCHEDULE 4.1(B),
(i) there is no option, warrant, call, right, commitment or other agreement of any character to which the Company is a party, (ii) there are no securities of the Company outstanding which upon conversion or exchange would require, and
(iii) there are no share appreciation rights, or other similar rights based on securities of the Company which, in the case of clause (i), (ii) or (iii), would require the issuance, sale or transfer of any additional share capital or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase share capital or other equity securities of the Company. Except as disclosed on
SCHEDULE 4.1(B) and other than this Agreement, the Company is not a party to, nor is it aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the share capital of the Company.

                  4.2 AUTHORIZATION OF AGREEMENT; ENFORCEABILITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "TRANSACTION DOCUMENTS"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its members. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).


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                  4.3   SUBSIDIARIES, JOINT VENTURES, PARTNERSHIPS, ETC.

                  (a) SCHEDULE 4.3(A) hereof sets forth a true, complete and correct list of each company or other entity in which the Company holds an interest of greater than fifty percent (50%) (each such corporation or other entity is referred to herein as a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") as well as each entity in which the Company holds a minority interest. Each Subsidiary is duly organized and validly existing in good standing (if applicable) under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as currently conducted except, in each case, where the lack thereof would not have a Material Adverse Effect; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not result in a Material Adverse Change. All of the issued and outstanding share capital of each Subsidiary which are owned by the Company has been duly authorized and validly issued, and is fully paid and non-assessable. The Company, directly or indirectly, owns the percentage of capital indicated in SCHEDULE 4.3(A) next to each such Subsidiary, free and clear of any Liens, except as set forth in
SCHEDULE 4.3(A).

                  (b) The Company is not a party to any joint venture, partnership or similar arrangement in which the Company or any of its Subsidiaries participates. 4.4 CONSENTS OF THIRD PARTIES. None of the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the Memorandum of Association or Articles of Association of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Permit or Order to which the Company is a party or any Contract to which the Company or any of its Subsidiaries is bound or by which the Company or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company. Except as set forth on SCHEDULE 4.4 and other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

                  4.5   AUTHORIZATION OF PREFERRED SHARES.

                  (a) On the Closing Date, the issuance, sale, and delivery of the Preferred Shares to be purchased pursuant to Section 1.1 will have been duly authorized by all requisite action of the Company, and, when issued, sold, delivered and paid for in accordance with this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and non-


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assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the members of the Company or others.

                  (b) On the Closing Date, the issuance and delivery of the Common Shares to be delivered upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares will have been duly authorized by all requisite action of the Company and, when issued and delivered in accordance with the terms of the Preferred Shares, the Common Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the members of the Company or others.


                  4.6 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.6 are (a) copies of the audited balance sheet of the Company and its Subsidiaries, on a consolidated basis as of December 31, 1998, the income statement of the Company and its Subsidiaries, on a consolidated basis for the fiscal year ended December 31, 1998, and the cash flow statement of the Company and its Subsidiaries, on a consolidated basis for the fiscal year ended December 31, 1998 (the "AUDITED FINANCIAL STATEMENTS") and (b) copies of the unaudited balance sheet of the Company and its Subsidiaries, on a consolidated basis as of June 30, 1999, the statement of income and retained earnings of the Company and its Subsidiaries, on a consolidated basis for the six-month period ended June 30, 1999, and the cash flow statement of the Company and its Subsidiaries, on a consolidated basis for the six-month period ended June 30, 1999 (the "UNAUDITED FINANCIAL STATEMENTS", and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by the Company and its Subsidiaries and presents fairly the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments.

                  4.7   NO UNDISCLOSED LIABILITIES. Except as set forth on
SCHEDULE 4.7, neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) obligations under Contracts described in SCHEDULE 4.15 or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds therein, (b) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), (c) liabilities (other than accounts payable) incurred since the Audited Financial Statements, in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, no greater than $50,000, and (d) accounts payable in excess of those shown on the Financial Statements, incurred in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, not greater than $50,000.

                  4.8   ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on
SCHEDULE 4.8 and since the date of the Audited Financial Statements:

                  (a) there has not been any Material Adverse Change nor has any event occurred which could result in any Material Adverse Change;


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                  (b)   there has not been any declaration, setting a record
date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any share capital of the Company or any of its Subsidiaries or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries, of any of the outstanding share capital or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;

                  (c) there has not been any transfer, issue, sale or other disposition by the Company of any share capital or other securities of the Company or any of its Subsidiaries or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

                  (d) neither the Company nor any of its Subsidiaries has (i) awarded or paid any bonuses to Employees or Representatives of the Company, (ii) entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement), (iii) agreed to increase the compensation payable or to become payable by the Company or any of its Subsidiaries to any of the Company's Employees or Representatives, or (iv) agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such Employees or Representatives, other than in the ordinary course of business consistent with past practice which increases in the aggregate do not exceed $50,000 in annual cost to the Company or any of its Subsidiaries and consistent with the operating expense budget of the Company or any of its Subsidiaries, and other than as may have been required by law or insurers;

                  (e) neither the Company nor any of its Subsidiaries has made any loans, advances (other than advances to officers and employees of the Company or its Subsidiaries which advances are made in the ordinary course of business and do not exceed per individual the reasonable anticipated expenses for legitimate business purposes), or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company other than a Subsidiary;

                  (f) neither the Company nor any of its Subsidiaries has transferred or granted any rights under any Contracts, leases, licenses, agreements or intangible property (as set forth in Section 4.12 hereof) used by the Company in its business which could result in a Material Adverse Change;

                  (g) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company or any of its Subsidiaries having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses;

                  (h) neither the Company nor any of its Subsidiaries has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets for a purchase price in excess of $50,000 in the aggregate or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any of its Subsidiaries for a sale price in excess of $50,000 in the aggregate except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business;


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                  (i)   neither the Company nor any of its Subsidiaries has
canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be material to the Company or any of its Subsidiaries;

                  (j) neither the Company nor any of its Subsidiaries has made any binding commitment to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $75,000 in the aggregate;

                  (k) neither the Company nor any of its Subsidiaries has incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which current liabilities (individually or in the aggregate) could result in a Material Adverse Change;

                  (l) neither the Company nor any of its Subsidiaries has entered into any transaction other than in the ordinary course of business except for (in the case of the Company) this Agreement;

                  (m) neither the Company nor any of its Subsidiaries has encountered any labor difficulties or labor union organizing activities;

                  (n) neither the Company nor any of its Subsidiaries has made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted;

                  (o) neither the Company nor any of its Subsidiaries has disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements;

                  (p) except in the ordinary course of business, neither the Company nor any of its Subsidiaries has suffered or experienced any change in the relationship or course of dealings between the Company and/or any of its Subsidiaries and any of their suppliers or customers which supply goods or services to the Company or any of its Subsidiaries or purchase goods or services from the Company and or any of its Subsidiaries, which has had or is likely to have a Material Adverse Effect; and

                  (q) neither the Company nor any of its Subsidiaries has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate in each case, in excess of $50,000 or its equivalent (other than any transactions between or among the Company and any of its Subsidiaries) (each, an "AFFILIATE Transaction").

                  4.9 TAXES. The Company and each of its Subsidiaries has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be


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paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. Such Tax returns and reports are true and correct in all material respects. No deficiencies for any Tax are currently assessed against the Company or any Subsidiary, and, no Tax returns of the Company or any Subsidiary have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. Neither the Company nor any of its Subsidiaries has received any notice of any audit of any of the Tax returns by any British Virgin Islands or foreign taxing authority (including, without limitation, the Argentine DIRECCION GENERAL IMPOSITIVA ("DGI") and DIRECCION GENERAL DE RENTAS). There is no Tax Lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries other than Liens for Taxes which are not yet due. Neither the Company nor any of its Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Company and its Subsidiaries have properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.

                  4.10 REAL PROPERTY. (a) Neither the Company nor any of its Subsidiaries owns any real property.

                  (b) SCHEDULE 4.10(B) sets forth a complete list of all real property and interests in real property leased by the Company or any of its Subsidiaries (each, a "REAL PROPERTY LEASE", and collectively, the "REAL PROPERTY LEASES") as lessee or lessor. The Company or the applicable Subsidiary has good, legal and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens. Neither the Company nor any Subsidiary has any reason to believe that such title would not be insurable subject to customary exceptions.

                  (c) Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or the applicable Subsidiary or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                  (d) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company or a Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained.

                  4.11 TANGIBLE PERSONAL PROPERTY; ASSETS. Each of the Company and its Subsidiaries has good, legal and marketable title to or valid leasehold interests in, all of its personal property and assets. The personal property owned by the Company or its Subsidiaries are held in each case free and clear of all Liens, other than Permitted Liens. With respect to the


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personal property and assets that the Company or any Subsidiary leases, the lessee thereunder is in compliance with such leases except for such noncompliance as would not have a Material Adverse Effect and the lessee holds a valid leasehold interest free and clear of any Liens, other than Permitted Liens. All material items of personal property and assets owned or leased by the Company and its Subsidiaries are in good operating condition, normal wear and tear excepted.

                  4.12 INTANGIBLE PROPERTY. Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, software, formulae, trade secrets and know how (collectively, "INTELLECTUAL PROPERTY") necessary to the conduct of its business as conducted; if any such Intellectual Property necessary to the conduct of the business as proposed to be conducted is not owned or licensed to the Company or to any of its Subsidiaries, such Intellectual Property is readily available to the Company on commercially reasonable terms, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and the Company does not know of any basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company or any Subsidiary, or which the Company or a Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or the applicable Subsidiary, and the Company does not know of any basis for any such claim (whether or not pending or threatened). Neither the Company nor any Subsidiary has granted or assigned to any other Person any right to provide the services or proposed services of the Company and its Subsidiaries.

                  4.13 TECHNOLOGY. Except as set forth in SCHEDULE 4.13, the products, processes, proprietary technology and other proprietary know-how owned or used by the Company and its Subsidiaries were completely developed by the Company's full-time employees only; the concepts, inventions and original works of authorship owned or used by the Company or its Subsidiaries were developed or conceived by employees within the scope of their employment by the Company (or the applicable Subsidiary) and are connected with the Company's and its Subsidiaries' underlying products, processes and proprietary technology. Except as set forth in SCHEDULE 4.13, no independent contractors or consultants were used or employed by the Company or a Subsidiary in the development of the products, processes, proprietary technology and other proprietary know-how owned or used by the Company and its Subsidiaries.

                  4.14 REAL PROPERTY HOLDING CORPORATION. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Code.

                  4.15  MATERIAL CONTRACTS.

                  (a) Except as set forth on SCHEDULE 4.15, neither the Company, any Subsidiary nor any of their respective properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business, or involving a commitment or payment by the Company or any Subsidiary in excess of $50,000 or, in the Company's belief, otherwise material to the business of the Company or any Subsidiary, (ii) Contract among members or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets


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or share capital of the Company or any other Person or involving a sharing of profits, (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company or any Subsidiary, (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract, (v) Contract with any Governmental Body outside the ordinary course of business, (vi) Contract with respect to the discharge, storage or removal of hazardous materials or (vii) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Contracts listed on SCHEDULE 4.15, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                  (b) (i) Each of the Contracts listed on SCHEDULE 4.15 is valid and enforceable against the Company or its Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract listed on SCHEDULE 4.15 by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto, which is likely to have a Material Adverse Effect, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by the Company thereunder which is likely to have a Material Adverse Effect. (ii) No previous or current party to any Contract has given written notice to the Company or any Subsidiary of or made a claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

                  (c) With respect to the Contracts listed on SCHEDULE 4.15 that were assigned to the Company or any Subsidiary by a third party, all necessary consents to such assignment have been obtained.

                  4.16 EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 4.16, neither the Company nor any Subsidiary has in effect any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

                  4.17  EMPLOYEES.

                  (a) To the knowledge of the Company, no key executive Employee and no group of Employees or independent contractors of the Company or any Subsidiary has any plans to terminate his, her or its employment or relationship as an Employee or independent contractor with the Company or such Subsidiary.


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                  (b)   SCHEDULE 4.17 sets forth a true and complete list of the
name and amount of annual compensation of (i) each Employee of the Company or any Subsidiary whose current annual compensation is $50,000 or more, together with such person's job title and amounts and forms of compensation and fringe and severance benefits and (ii) each consultant, contractor or subcontractor equivalent of the Company and its Subsidiaries whose annual compensation by the Company or its Subsidiary is $50,000 or more.

                  (c) To the best of the Company's knowledge after reasonable inquiry, no key executive Employee or any other Employee of the Company or any Subsidiary is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, non-competition agreements, licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or Order of any court or Governmental Body, (i) that would conflict with such Employee's obligation diligently to promote and further the interest of the Company or such Subsidiary or (ii) that would conflict in any material respect with the Company's (or the applicable Subsidiary's) business as now conducted or as proposed to be conducted. 4.18 LITIGATION. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened that question the validity of this Agreement or any of the Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on SCHEDULE 4.18, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets, and there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Company, threatened Order of any Governmental Body against, in respect of or naming the Company or any of its Subsidiaries or in respect of any of their respective properties or assets or against the Company or its Subsidiaries.

                  4.19  COMPLIANCE WITH LAWS; PERMITS.

                  (a) The Company and each Subsidiary is and at all times has been in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company or such Subsidiary, or to the conduct of the business or operations of the Company or such Subsidiary, or the use of any of their respective properties (including any leased properties) and assets. Neither the Company nor any Subsidiary has received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

                  (b) The Company and each Subsidiary has all Permits necessary for the conduct of its business where the failure to have such Permits could have a Material Adverse Effect. The Company and each Subsidiary has complied in all material respects with all conditions of such Permits applicable to it; no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation which could have a Material Adverse Effect, has occurred in the due observance of any such Permit; all such Permits are in full force and effect without further consent or approval of any Person; and neither the Company nor any Subsidiary has received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company or such Subsidiary.

                  4.20 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any Subsidiary is in violation of any applicable Laws relating to the environment or occupational health and safety where the failure to so comply could have a Material Adverse Effect and no material expenditures are or will be required in order to comply with any such existing Laws.

                  4.21 INVESTMENT COMPANY ACT. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  4.22 AFFILIATE TRANSACTIONS. SCHEDULE 4.22 sets forth each Affiliate Transaction of the Company and its Subsidiaries, including the parties, material terms (including amounts due from the Company (or a Subsidiary) or owed to the Company (or a Subsidiary)), restrictions and obligations of the Company and its Subsidiaries in connection with each such Affiliate Transaction. Each such Affiliate Transaction is on an arm's-length basis and on terms no less favorable to the Company or a Subsidiary than could be obtained from non-related parties. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of all written Contracts relating to such Affiliate Transactions, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                  4.23 DISCLOSURE; SURVIVAL. There is no fact which has not been disclosed to the Purchasers of which the Company has knowledge and which has had or could reasonably be anticipated to result in a Material Adverse Change. All representations and warranties set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of sixty (60) days after delivery of audited financial statements for 1999 (the "SURVIVAL PERIOD") and shall not be affected by any examination made for or on behalf of the Purchasers, the knowledge of the Purchasers, or the acceptance by the Purchasers of any certificate or opinion.

                  4.24 INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, its Subsidiaries and their respective properties, business and projects against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that the Company and its Subsidiaries will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the applicable Subsidiary. SCHEDULE 4.24 sets forth a list of each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium (current and for each of the last three (3) years) and any pending claims thereunder) maintained by the Company and its Subsidiaries relating to its properties, assets, business or personnel, and each inspection report or recommendation, if any, during the last three (3) years as to the conditions of the properties and assets owned, leased, occupied or operated by it or the conduct of its business. Except as disclosed on SCHEDULE 4.24, neither the Company nor any Subsidiary is in default in any material respect with respect to any provision contained in any insurance policy maintained by the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

                  4.25 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.25 sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of the Company and its Subsidiaries and the dollar amount of purchases or sales which each such customer or supplier represents. There exists no actual or, to the knowledge of the Company, threatened termination or cancellation of the business conducted by the Company or any Subsidiary with any customer, supplier or group of customers or group of suppliers set forth on SCHEDULE 4.25.

                  4.26 YEAR 2000. Each item of hardware, software, information technology, embedded, or processor based system and/or any combination thereof, used, developed, manufactured, distributed, licensed, transferred or delivered, by the Company or any of its Subsidiaries (collectively, the "SYSTEM"), shall be able to correctly function, operate, process data or perform date related calculations, including, but not limited to, calculating, comparing and sequencing, from, into and between the years 1999 and 2000, accurately process, provide and/or receive date data, including leap year calculations, into and between the years 1999, 2000 and beyond, shall otherwise function as per the specifications thereof before, during and following January 1, 2000. Neither performance nor functionality of the System shall be affected by dates prior to, during and after January 1, 2000. A System containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans, before, during and following January 1, 2000. The System shall have no lesser functionality or operability with respect to records containing dates, before, during or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000. The System shall be fully interoperable and interface with any and all other systems, software and/or hardware used by the Company, its Subsidiaries and their respective customers before, during or after January 1, 2000, and/or otherwise exchange data, including date related data therewith.

                  4.27 FINANCIAL ADVISORS. Except as set forth in SCHEDULE 4.27, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement or any Transaction Document and no Person is entitled to any fee or commission or like payment from the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

                  4.28 CONDITION OF PROPERTIES. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company and its Subsidiaries' respective businesses and conform in all material respects with all applicable Laws.

                  4.29 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. The operations and practices of the Company and its Subsidiaries have been conducted at all times during the past five (5) years in compliance with the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended.

                  4.30 PENDING CHANGES. To the actual knowledge of the Company, there is no pending or threatened change in any Law which materially affects or could materially affect the Company or the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company or its Subsidiaries.

                  4.31 SECURITIES LAWS. The Company has complied with all applicable U.S. federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares. Prior to the Closing, neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act, and applicable state securities laws. Neither the Company nor any Person acting on its behalf has offered the Preferred Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                  4.32 BACKLOG. SCHEDULE 4.32 sets forth a list of Revenue and Customer "Backlog" by customer as of July 31, 1999. Such list has been accurately compiled, is true, correct and complete insofar as it purports to reflect revenues actually generated, and represents the best good faith forecast of the Company insofar as it purports to forecast revenues for periods after the date hereof.

                  4.33 ACCOUNTS RECEIVABLE. The accounts receivable of the Company and its Subsidiaries were created in the ordinary course of business and, to the Company's knowledge, are fully collectible, without offset or other deduction, subject to appropriate reserves in accordance with GAAP applied on a consistent basis. SCHEDULE 4.33 sets forth a good faith estimate of the accounts receivable of the Company and its Subsidiaries as of July 31, 1999.

                  4.34 REGISTRATION RIGHTS. Except for the rights granted under the Transaction Documents, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

                  4.35 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all material information relating to the business of the Company or the applicable Subsidiary, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or the applicable Subsidiary.

                  4.36 PFIC. The Company is not a "passive foreign investment company" within the meaning of Section 1297 of the Code.

                  4.37  SIGNATURE PAGES. Notwithstanding anything in this
Article 4 to the contrary, the representations and warranties made as of the date hereof (but not as of the Closing Date) in Sections 4.2 and 4.4 are subject to the receipt by the Company of signature pages to the relevant consents and authorizations referred to therein.

          5.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

          Each Purchaser hereby represents and warrants to the Company that:

                  5.1 CAPACITY; AUTHORIZATION. Such Purchaser has all legal capacity to enter into this Agreement and to carry out its obligations hereunder. Assuming due execution and delivery by the Company of this Agreement, this Agreement will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5.2 INVESTMENT PURPOSES. (a) Such Purchaser is acquiring the Preferred Shares it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) it understands and acknowledges that the Preferred Shares have not been registered under the Securities Act or any other securities laws, (c) it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company, (d) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (e) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (f) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment, (g) such Purchaser understands, acknowledges and agrees that the Preferred Shares have not been registered under (and that the Company has no present intention to register the Preferred Shares under) the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by the Purchasers to a United States person unless the Preferred Shares have been registered under the Securities Act and applicable U.S. state securities laws or are sold or transferred in a transaction exempt therefrom, and (h) no broker has acted on behalf of such Purchaser in connection with this Agreement, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                  5.3 PAYMENT OF PURCHASE PRICE. Such Purchaser has available resources in order to pay to the Company the purchase price for the Preferred Shares in accordance with the terms and conditions of this Agreement.

          6.      FURTHER AGREEMENTS OF THE PARTIES.

                  6.1 RESERVED SHARES. For so long as the Preferred Shares are convertible, the Company shall reserve that number of Common Shares issuable upon conversion of the Preferred Shares, which shares shall not be subject to any preemptive or other similar rights.

                  6.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares under this Agreement for the following purposes: advertising, brand positioning and development, production of proprietary and third-party content, product and technology development, expansion of local sales operations, general corporate purposes and such other purposes as are discussed in the Private Placement Memorandum.

                  6.3 ACCESS TO INFORMATION. The Purchasers and their Representatives shall be entitled, upon reasonable notice, and at their own expense, to make such investigation of the properties, business and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company's normal business operations, and the Company and its Representatives shall cooperate fully therein. No investigation by the Purchasers or their Representatives prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents. In order that the Purchasers may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its Representatives to cooperate fully with the Representatives of the Purchasers in connection with such review and examination.

                  6.4 CONFIDENTIALITY. Except as may be required by applicable Law or as otherwise agreed among the parties hereto, neither the Company, the Purchasers nor any of their respective Affiliates shall at any time divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, any trade secrets or other confidential information of the Company or the Purchasers, without first obtaining the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that the parties shall be entitled to disclose information with respect to the Purchasers' investment in the Company on any reports the Purchasers furnish to their investors or as otherwise required by Law. The provisions of this Section 6.4 shall not apply to Intel Atlantic, Inc., whose obligations with respect to the treatment of such information, including Corporate Information (as defined in Section 9.9), are set forth in EXHIBIT F hereto.

                  6.5 OTHER ACTIONS. The Company and the Purchasers agree to execute and deliver such other documents and take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents.

                  6.6 YEAR 2000 COVENANT. The Company undertakes to promptly inform the Purchasers of any material deficiency or expected cost in complying with the "Year 2000" problem.

                  6.7.  INDEMNITY.

                  (a) The Company agrees to indemnify, defend and hold harmless the Purchasers (and their partners (and each officer and director thereof), directors, officers, members, stockholders, Employees, Affiliates, agents and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys' fees, disbursements and related charges) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents; provided, however, that the Purchasers shall have no right to indemnification hereunder unless and until its Losses, when aggregated with any and all other Losses which the Purchasers may have against the Company, exceed $250,000. The provisions of this Section 6.7(a) shall survive the termination of this Agreement for a period equal to the Survival Period.

                  (b) Each Purchaser agrees, severally and not jointly, to indemnify, defend and hold harmless the Company (and its directors, officers, members, Employees, Affiliates, agents and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach by it of any representations, warranties, covenants or agreements of such Purchaser (and no other) contained in this Agreement.

                  6.8 OTHER AFFIRMATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the consummation of a Qualifying IPO, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

                  (b) The Company shall maintain insurance with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses and the Company shall maintain, and cause each Subsidiary to maintain, such insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies. The Company will add the Purchasers as a notice party to such policies and will request that the issuer(s) of such policies provide such designee with at least ten (10) days' notice before either such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of a beneficiary thereof.

                  (c) The Company shall preserve and maintain (except where noncompliance will not result in a Material Adverse Effect) and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company shall use commercially reasonable best efforts to secure, preserve and maintain (except where noncompliance will not result in a Material Adverse Effect) and cause each Subsidiary to use commercially reasonable best efforts to secure, preserve and maintain (except where noncompliance will not result in a Material Adverse Effect), all licenses and other rights to use patents, processes, licenses, Permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.

                  (d) The Company shall comply (except where noncompliance will not result in a Material Adverse Effect), and cause each Subsidiary to comply, with the requirements of all applicable Laws and Orders of any Governmental Body, where noncompliance would have a Material Adverse Effect.

                  (e) The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

                  (f) The Company shall use commercially reasonable best efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable best efforts to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses, Permits or agreements being used by the Company in its business as now operated and as now proposed to be operated.

                  (g) The Company shall promptly, fully and in detail, inform the Board of Directors of any substantive discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other Person, except for (i) arrangements with trade creditors, and (ii) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.

                  (h) The Company shall at all times maintain provisions in its Memorandum of Association and Articles of Association indemnifying all directors against liability to the maximum extent permitted under the laws of the British Virgin Islands.

                  6.9 ISSUANCE OF ADDITIONAL PREFERRED SHARES. Without the consent of the Purchasers, the Company shall not issue any Preferred Shares (other than the issuance and sale of Preferred Shares pursuant to this Agreement) to any Person that is not named in the definition of "Strategic Sale" contained in the Memorandum of Association.

                  6.10 WAIVER. Each Purchaser hereby irrevocably waives its right to include any of its Preferred Shares in the Company's proposed registration statement on Form F-1, which the Company expects to be declared on or about November 30, 1999.

          7.      OTHER OBLIGATIONS OF THE PARTIES.


                  7.1 CERTAIN NOTIFICATIONS. At all times prior to the Closing, each party hereto shall as promptly as reasonably practicable notify the others in writing of the occurrence of any event of which it obtains knowledge which will result, or in the opinion of such party has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in
Section 8 hereof.

                  7.2 PUBLIC ANNOUNCEMENTS. The parties hereto agree to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

                  7.3 FURNISHING INFORMATION. Each of the parties hereto will, as soon as practicable after reasonable request therefor, furnish all the information concerning it required for inclusion in any statement or application made by any of them to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

                  8.    CONDITIONS TO CLOSING.

                  8.1 CONDITIONS OF OBLIGATIONS OF THE PURCHASERS. The obligation of the Purchasers to purchase and pay for the Preferred Shares which it has agreed to purchase on the Closing Date is subject to the fulfillment in all material respects prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchasers:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date

(other than those representations and warranties made expressly as of a date prior to the Closing Date) and shall then be true and correct.

                  (b) COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date.

                  (c) APPROVALS. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

                  (d) NO INJUNCTION. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be threatened or pending.

                  (e) NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there shall not have been a Material Adverse Change.

                  (f) CERTIFICATE OF OFFICER. The Company shall have delivered to the Purchasers a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), (c), (d), (e) and (h) of this Section 8.1.

                  (g) OPINIONS OF THE COMPANY'S COUNSEL. The Purchasers shall have received from Paul, Hastings, Janofsky & Walker, LLP, U.S. counsel for the Company, and from Conyers, Dill & Pearmen, British Virgin Islands counsel for the Company, favorable opinions dated the Closing Date, in form and substance satisfactory to the Purchasers and their counsel.

                  (h) MEMORANDUM AND ARTICLES. The Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association providing for the terms, preferences, designations and other rights of the Preferred Shares set forth in Exhibit C hereto shall have been duly adopted and executed and filed with the appropriate authorities in the British Virgin Islands. The Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association shall be in full force and effect as of the Closing under the laws of the British Virgin Islands and shall not have been further amended or modified. The Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Preferred Shares. A certified copy of the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association shall have been delivered to counsel for the Purchasers.

                  (I) AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT. The Purchasers shall have received from each of the parties thereto (other than the Purchasers) executed versions of the Amended and Restated Shareholders Agreement and the Amended and Restated Registration Rights Agreement on the Closing Date, in the form attached hereto as Exhibits D and E.

                  (J) SUPPORTING DOCUMENTS. The Purchasers shall have received the following:

                  (i) Copies of resolutions of the Board and the members of the Company, certified by the Secretary of the Company, authorizing and approving the amendments to the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association set forth in Exhibit C and, as to the Board, the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Preferred Shares, the forms of share certificates, and all other documents and instruments to be delivered pursuant hereto and thereto;

                  (ii) A copy of the consent executed by holders of a majority of the shares of the Class A Preferred Stock issued and outstanding as of the date hereof consenting to the issuance of the Preferred Shares pursuant to this Agreement; and

                  (iii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (I) above and further certifying that the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company, as amended in accordance with Exhibit C and delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been further amended or modified.

                  (k) UPDATING OF INFORMATION. The Company shall have promptly delivered to the Purchasers any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules provided in connection with this Agreement, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Date. Notwithstanding the preceding sentence, for purposes of determining the parties' rights and obligations under this Agreement, the schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement.

                  8.2 CONDITIONS OF COMPANY'S OBLIGATIONS. The Company's obligation to issue and sell the Preferred Shares to the Purchases on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the flowing conditions, any of which may be waived in whole or in part by the
Company:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

                  (b) COMPLIANCE WITH AGREEMENT. Each of the Purchasers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such Purchaser on or before the Closing.

                  (c) APPROVALS. Each of the Purchasers shall have obtained any and all consents, waivers, approvals, Permits or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

                  (d) PAYMENT OF PURCHASE PRICE. Each Purchaser shall have delivered its Purchase Price specified in Section 2.1 hereof.

                  (e) NO INJUNCTION. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be threatened or pending.

          9.      MISCELLANEOUS.

                  9.1   CERTAIN DEFINITIONS.

                  "AFFILIATE" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMMON SHARES" means the ordinary shares, par value $0.01 per share, of the Company.

                  "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

                  "DOLLARS" or "$" means the currency of the United States or its foreign currency equivalent at the time the determination is made.

                  "EMPLOYEE" means any current employee, office consultant, independent contractor, agent, officer or director of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                  "GAAP" means generally accepted accounting principles, as in effect in the United States.

                  "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

                  "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar laws) of any jurisdiction and including any lien or charge arising by statute or other law.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or
(ii) on the ability of the Company and such subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

                  "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                  "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.

                  "PERMITTED LIENS" shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers', and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                  "QUALIFYING IPO" means an underwritten initial public offering of Common Shares of the Company pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect) in which the net proceeds to the Company are equal to or greater than $35.0 million.

                  "REGISTER" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

                  "REPRESENTATIVES" of a Person means its officers, Employees, agents, legal advisors and accountants.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                  "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  9.2   EXPENSES.

                  (a) At the Closing, the Company shall reimburse the Purchasers for the reasonable out-of-pocket fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby. The Company agrees that such fees and expenses incurred through the Closing Date may be deducted by the Purchasers from the Purchase Price payable at the Closing.

                  (b) The Company shall pay its own other out-of-pocket expenses and all stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement, the Transaction Documents, or the issuance, delivery or acquisition of the Preferred Shares.

                  (c) The Company further agrees to reimburse the Purchasers on demand for the Purchasers' reasonable out-of-pocket fees and expenses incurred in connection with any amendment to or waiver or enforcement of this Agreement.

                  9.3 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  9.4 FURTHER ASSURANCES. The Company and the Purchasers agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                  9.5   SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

                  (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.10 hereof.

                  9.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

                  9.8 HEADINGS; INTERPRETIVE MATTERS. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  9.9 CONFIDENTIALITY. Each party hereto (other than Intel Atlantic, Inc.) covenants and agrees to treat any non-public information provided to it by the Company concerning the business and finances of the Company ("Corporate Information") as confidential and agrees further that it will not use, exploit, reproduce, disclose or provide Corporate

Information to any third-party (other than any agents of the parties who are bound by substantially similar obligations of confidentiality) on its own behalf or otherwise, except with the consent of the Company or as required by law, legal process or any federal or state regulatory body having jurisdiction over such party. The provisions of this Section 9.9 shall not apply to any information which:

                  (a) was within the public domain prior to the time of disclosure of Corporate Information to the receiving party or which comes into the public domain other than as a result of a breach by the party of this
Section 9.9;

                  (b) was in the possession of the receiving party or any of its officers, directors, employees, agents, principals, or Affiliates) before the receiving party received the Corporate Information;

                  (c) was rightfully acquired by the receiving party from a third party without, to the knowledge of the receiving party, any restriction or any obligation of confidentiality; or

                  (d) was independently developed by the receiving party without any use or reference to the Corporate Information.

                  The provisions of this Section 9.9 shall survive the termination of this Agreement, either in whole or as to any party, for a period of two (2) years.

                  9.10 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the address or telecopier number indicated in the signature pages hereof.

                  All notices are effective upon receipt or upon refusal if properly delivered.

                  9.11 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  9.12 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchasers (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that any of the Purchasers may assign this Agreement and any or all of its rights and obligations hereunder, in whole or in part, to any of its Affiliates, but any such assignment shall not relieve such Purchaser of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers as purchasers or holders of Preferred Shares (or any securities pursuant to which such Preferred Shares may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Preferred Shares who acquires the lesser of (i) $5,000,000 in original purchase price value of the Preferred Shares other than pursuant to open-market purchases or (ii) fifty percent (50%) of the number of Preferred Shares purchased by the Purchasers pursuant hereto. Upon any permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

                  9.13 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           [The rest of this page has been intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                            EL SITIO, INC.



                            By:    /s/ Horacio Milberg
                                   -------------------------------------
                                   Title: Chief Financial Officer
                                   Notice address:

                                     Avenida Belgrano 845, 4th Floor
                                     1092 Buenos Aires, Argentina
                                     Attention:  Roberto Cibrian-Campoy
                                     Telephone:  (54 11) 4343-6700
                                     Telecopier: (54 11) 4343-2355

                            with a copy to:

                                     Paul, Hastings, Janofsky & Walker LLP
                                     399 Park Avenue, 31st Floor
                                     New York, New York 10022
                                     Attention:  Neil A. Torpey
                                     Telephone:  (212) 318-6034
                                     Telecopier:  (212) 318-4090



          [Signature Page to Share Purchase Agreement - El Sitio, Inc.]

                            UTILITIVEST II, L.P.
                            By:    Utilitivest II, L.L.C., its General Partner



                            By:    /s/ Hurdle H. Lea III
                                   -------------------------------------
                                   Name:    Hurdle H. Lea III
                                   Title:   Vice President and Director of
                                            Utilitivest II, L.L.C.
                                   Notice address:
                                     Globalvest Management Company
                                     6000 Estate Charlotte Amalie
                                     Suite 4
                                     St. Thomas, VI 00802
                                     Telephone - 340-775-8009
                                     trip@globalvest.com

                            UTILITIVEST III, L.P.
                            By     Utilitivest III, L.L.C., its General Partner



                            By:    /s/ Hurdle H. Lea III
                                   -------------------------------------
                                   Name:    Hurdle H. Lea III
                                   Title:   Vice President and Director of
                                            Utilitivest III, L.L.C.
                                   Notice address:
                                     Globalvest Management Company
                                     6000 Estate Charlotte Amalie
                                     Suite 4
                                     St. Thomas, VI 00802
                                     Telephone - 340-775-8009
                                     trip@globalvest.com


          [Signature Page to Share Purchase Agreement - El Sitio, Inc.]

                            INTEL ATLANTIC, INC.



                            By:    /s/ Arvind Sodhani
                                   -------------------------------------
                                   Name:  Arvind Sodhani
                                   Title: Vice President and Treasurer

                                   Notice address:
                                     Intel Corporation
                                     2200 Mission College Blvd.
                                     Santa Clara, CA  95052
                                     Attn:  M&A Portfolio Manager-M/S RN6-46
                                     Fax Number:  (408) 765-6038

                                     With copies to:

                                     Intel Corporation
                                     2200 Mission College Blvd.
                                     Santa Clara, CA  95052
                                     Attn:  General Counsel
                                     Fax Number:  (408) 765-1859



          [Signature Page to Share Purchase Agreement - El Sitio, Inc.]

                                                     EXHIBIT A



                                     Number of Class B      Percentage of Class B
           NAME                       PREFERRED SHARES         PREFERRED SHARES          PURCHASE PRICE

Utilitivest II, L.P.                  333,333                       30%                      $3,000,000

Utilitivest III, L.P.                 222,222                       20%                      $2,000,000

Intel Atlantic, Inc.                  555,556                       50%                      $5,000,000

                                    EXHIBIT F



November 9, 1999

Intel Atlantic, Inc.
2200 Mission College Blvd.
Santa Clara, CA  95052


         In consideration of the purchase by Intel Atlantic, Inc. ("Intel") of 555,555.55 shares of Class B Preferred Stock of El Sitio, Inc. ("Company"), pursuant to a Share Purchase Agreement dated November 9, 1999 (the "Purchase Agreement"), Company and Intel agree to the terms and obligations of this letter agreement ("Agreement").

1.       CONFIDENTIALITY

         (a) DISCLOSURE OF TERMS. The terms and conditions of this Agreement, the Purchase Agreement, the Amended and Restated Shareholders Agreement, dated November 9, 1999 and the Amended and Restated Registration Rights Agreement, dated November 9, 1999 (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by the Company to any third party except in accordance with the provisions set forth below.

         (b) PRESS RELEASES, ETC. Within sixty (60) days after the closing of the transactions contemplated by the Purchase Agreement, the Company may issue a press release disclosing that the Investors, including Intel, have invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by Intel. Intel's name and the fact that Intel is an investor in the Company can be included in a reusable press release boilerplate statement, so long as Intel has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcements regarding Intel in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent.

         (c) PERMITTED DISCLOSURES. Notwithstanding the foregoing, (i) the Company may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) the Company may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that Intel is an investor in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) Intel may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and, if it does so, the Company shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel.


                  [Signature Page to Share Purchase Agreement]

         (d) LEGALLY COMPELLED DISCLOSURE. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of the agreements referenced in paragraph (a) above or any of the Financing Terms hereof in contravention of the provisions of this letter, the Company shall provide Intel with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other) a protective order, confidential treatment or other appropriate remedy. In such event, the Company shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by Intel.

         (e) OTHER INFORMATION. The provisions of this Letter Agreement shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel Corporation or Intel Atlantic, Inc. shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 7626010, dated October 18, 1999, executed by the Company and Intel Corporation, and any Confidential Information Transmittal Records (CITR) provided in connection therewith.

         (f) All notices required under this section shall be made pursuant to
Section 8.10 of the Purchase Agreement.

2.       MISCELLANEOUS.

         2.1 DEFINITIONS. All capitalized terms used but not otherwise defined in this Agreement have the meaning defined for such terms in the Purchase Agreement.

         2.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         2.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         2.4 AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified without the written consent of Intel and the Company, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

         2.5 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

The parties hereto have executed this Agreement on the day and year first written above.

EL SITIO, INC.                           INTEL ATLANTIC, INC.

By:                                      By:
     ------------------------                 ------------------------

Name:                                    Name:
     ------------------------                 ------------------------

Title:                                  Title:
     ------------------------                 ------------------------